B A T C H E R , Z A R C O N E & B A K E R , L L P
A T T O R N E Y S A T L A W

SOUTH BAY OFFICE		KAREN A. BATCHER
4190 BONITA ROAD, SUITE 205		kbatcher@bzblaw.com
BONITA, CALIFORNIA 91902		________________

TELEPHONE:	619.475.7882	ADDITIONAL SAN DIEGO
FACSIMILE:	619.789.6262	OFFICES

March 5, 2007

Securities and Exchange Commission		VIA ELECTRONIC
100 F Street, N.E.		TRANSMISSION (EDGAR)
Washington, DC 20549

Re:	Legal Opinion Pursuant to SEC Form SB-2
Registration Statement – Grand Motion, Inc.

Dear Ladies and Gentlemen:

     We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed Grand Motion, Inc, a Nevada corporation (the "Company"), with the Securities and Exchange Commission.

     I have examined instruments, documents and records, which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. I have done so in light of Nevada law, including without limitation, the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

     Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

Regards,

BATCHER ZARCONE & BAKER, LLP

/s/ Karen A. Batcher

Karen A. Batcher, Esq.

MAILING ADDRESS
4252 BONITA ROAD, #151 . BONITA , CALIFORNIA . 91902

B A T C H E R , Z A R C O N E & B A K E R , L L P
A T T O R N E Y S A T L A W

SOUTH BAY OFFICE		KAREN A. BATCHER
4190 BONITA ROAD, SUITE 205		kbatcher@bzblaw.com
BONITA, CALIFORNIA 91902		________________

TELEPHONE:	619.475.7882	ADDITIONAL SAN DIEGO
FACSIMILE:	619.789.6262	OFFICES

March 5, 2007

Securities and Exchange Commission		VIA ELECTRONIC
100 F Street, N.E.		TRANSMISSION (EDGAR)
Washington, DC 20549

Re:	Consent to Use Legal Opinion in Form SB-2
Registration Statement – Grand Motion, Inc.

Dear Ladies and Gentlemen:

              We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Regards,
BATCHER ZARCONE & BAKER, LLP

/s/ Karen A. Batcher

Karen A. Batcher, Esq.

MAILING ADDRESS
4252 BONITA ROAD, #151 . BONITA , CALIFORNIA . 91902